UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 21, 2005



                            DOV PHARMACEUTICAL, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                      000-49730               22-3374365
(State or Other Jurisdiction of   (Commission File No.)       (IRS Employer
        Incorporation)                                     Identification No.)

                   433 Hackensack Avenue, Hackensack, NJ 07601
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, including Area Code: (201) 968-0980


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.


On January 20, 2005, holder UBS Securities, LLC exercised its right to convert the convertible promissory note issued by registrant to holder. The note matured on that date and the outstanding principal amount of approximately $3.8 million and all accrued unpaid interest thereon converted into 1,180,246 shares of registrant's common stock. The shares were issued by registrant to holder without any Securities Act restrictive legend. Upon the issuance of the shares, the note was cancelled.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                DOV PHARMACEUTICAL, INC.

Date: January 21, 2005                          By:  /s/ Arnold Lippa
                                                     ---------------------------
                                                     Arnold Lippa
                                                     Chief Executive Officer